UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Servotronics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0-11.

Servotronics, Inc. (the “Company”) has filed with the SEC a definitive proxy statement on Schedule 14A on April 24, 2025, containing a form of BLUE universal proxy card, and other relevant documents with respect to its solicitation of proxies for Servotronics’ 2025 annual meeting of shareholders (the “2025 Annual Meeting”).

On May 22, 2025, the Company issued the following press release in connection with the 2025 Annual Meeting.

Servotronics Announces Important Development with the Annual Meeting of Shareholders

– Beaver Hollow Wellness has withdrawn its nominees for election to the Company’s Board of Directors, thus ending the proxy contest –

– Vote now on the Company’s BLUE proxy card to have your vote counted –

Elma, NY, May 22, 2025 – Servotronics, Inc. (NYSE American – SVT) a designer and manufacturer of servo-control components and other advanced technology products, today announced that on May 22, 2025 Beaver Hollow Wellness LLC notified the Company that Beaver Hollow was withdrawing its four nominees for election to the Company’s Board of Directors. The withdrawal of Beaver Hollow’s nominees is not the result of any concessions by the Company or negotiated settlement with Beaver Hollow.

Due to the limited time between Beaver Hollow’s withdrawal of its nominees and the June 3, 2025 Annual Meeting, we are not able to provide shareholders a revised proxy card that does not include the withdrawn nominees. Shareholders who wish to vote on the election of directors and other proposals to be considered at the Annual Meeting should vote on the Company’s BLUE proxy card or voting instruction form.

For shareholders who have already voted on the Company’s BLUE proxy card for the Company’s nominees — Brent D. Baird, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax — there is no need to vote again. Your previous vote will count.

Beaver Hollow has stated that proxies previously received on the white universal proxy card will be delivered to the Company and voted as instructed unless they are revoked. However, Beaver Hollow will not vote any further proxies received from shareholders after the date Beaver Hollow withdrew its nominees.

Any votes cast for the withdrawn nominees using either the BLUE or white proxy card will be disregarded and not be counted.

All shareholders are encouraged to review the Company’s proxy statement for more complete information with respect to the Annual Meeting. If you have already submitted your proxy card, you have the power to revoke it at any time before it is exercised as provided under the “Question and Answers About the Proxy Materials and the Annual Meeting” section of the proxy statement.

Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitors, Georgeson, LLC, toll-free at 866-807-2911.

ABOUT SERVOTRONICS

Servotronics designs, develops, and manufactures servo controls and other components for various commercial and government applications including aircraft, jet engines, missiles, manufacturing equipment and other aerospace applications at its operating facilities in Elma and Franklinville, New York.

SERVOTRONICS, INC. (SVT) IS LISTED ON NYSE American